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                                                                      EXHIBIT 21
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SUBSIDIARIES OF THE REGISTRANT

       The Registrant has three wholly-owned subsidiaries, Davey Tree Surgery Company (incorporated in Ohio), Davey Tree Expert Co. of Canada, Limited (incorporated in Canada) and B.D. Wilhelm Company (incorporated in Colorado), each of which did business in 1996 under its corporate name.

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